Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31776, No. 333-31778, No. 333-49336, No. 333-69056, No. 333-72842, No. 333-113392, No. 333-121250, No. 333-123771 and No. 333-135536) and the Registration Statements on Form S-3 (No. 333-73778 and No. 333-120321) of Harris Interactive Inc. of our report, dated September 13, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated September 13, 2006 relating to the financial statement schedule, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
     Rochester, New York
     September 13, 2006